UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported)

December 28, 2006

AMERICAN EAGLE OUTFITTERS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-23760	13-2721761
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 Thorn Hill Drive Warrendale, Pennsylvania	15086-7528
(Address of principal executive offices)	(Zip Code)

(724) 776-4857

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

CEO Employment Agreement. On December 28, 2006, American Eagle Outfitters, Inc. (the "Company") entered into an employment agreement (the "Agreement") with James V. O'Donnell, the Company's Chief Executive Officer, effective immediately, and replacing all prior agreements.  Pursuant to the Agreement, Mr. O'Donnell will continue to serve as the Company's Chief Executive Officer through the fiscal year ending January 30, 2010 ("Fiscal 2009") and as a non-executive employee through January 29, 2011 ("Fiscal 2010").  As compensation under the Agreement, Mr. O'Donnell will receive the following:
  Annual base salary of $1,350,000 for the fiscal year ended February 2, 2008 ("Fiscal 2007"), $1,475,000 for the fiscal year ended January 31, 2009 ("Fiscal 2008"), $1,600,000 for Fiscal 2009, and $500,000 for Fiscal 2010, with no change in Mr. O'Donnell's existing $1,000,000 base salary for Fiscal 2006, and the deferral by Mr. O'Donnell under the Company Deferred Compensation Plan of $350,000 in calendar 2007, $475,000 in calendar 2008 and $600,000 in calendar 2009;
  Eligibility to receive performance based annual cash bonus awards targeted at 120% of his base salary for Fiscal 2006 and Fiscal 2007, increasing to 125% for Fiscal 2008 and Fiscal 2009, with the actual amount between zero and twice the target amount depending on achievement of objective annual performance goals, and no bonus eligibility in Fiscal 2010;
  Eligibility to participate in the Company LTI Plan pursuant to which an award is credited to a personal long term incentive account each fiscal year, in an amount targeted at 50% of his targeted annual cash bonus award for that fiscal year, with the actual amount credited to the account between zero and up to 100% of his targeted annual cash bonus award depending on achievement of objective annual performance goals, no amount will be credited in Fiscal 2010, and pursuant to the terms of the Plan one third of the value of the account will be paid annually beginning in  Fiscal 2008, and with the balance paid on termination of employment;
  Three performance based restricted stock awards, one each year for Fiscal 2007, Fiscal 2008 and Fiscal 2009; under the Company's 2005 Stock Award and Incentive Plan (the "Stock Plan"), with the number of shares of the Company's common stock determined by dividing $8,250,000 by the grant date closing sale price, and with the risk that all shares in any annual award will be forfeited if objective annual performance goals for that fiscal year are not achieved; and
  Three stock option awards under the Stock Plan for that number of shares that have grant date values equal to $4,945,000, $2,967,000, and $1,978,000 for Fiscal 2006, Fiscal 2007 and Fiscal 2008, respectively, computed based on the method used by the Company for computing stock option expense for financial statement purposes and with an exercise price equal to the closing price of the common stock on the grant date.

The foregoing description of the Agreement is qualified in its entirety by reference to the Agreement, which is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Stock Option Grant. Pursuant to the terms of the Agreement, Mr. O'Donnell received the Fiscal 2006 stock option award on December 28, 2006, consisting of 442,308 shares with an exercise price of $31.05 per share, becoming exercisable over three years as to one third of the shares on each anniversary of the grant date, and expiring seven years from the grant date unless earlier exercised or terminated in accordance with the terms of the Stock Plan.

ITEM 9.01.	Financial Statements and Exhibits
(c) Exhibits

Exhibit No.	Description
10.1	Employment agreement between the Company and James V. O'Donnell dated December 28, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN EAGLE OUTFITTERS, INC.
(Registrant)

Date: January 3, 2007	By:	/s/ Neil Bulman, Jr.
Neil Bulman, Jr.
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.1*	Employment agreement between the Company and James V. O'Donnell dated December 28, 2006

* Such Exhibit is being filed herewith pursuant to Item 5.02 of the Current Report on Form 8-K.